UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2023

ATHENA CONSUMER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40921	87-1178222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

442 5th Avenue

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (970) 925-1572

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A common stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ACAQ.U	NYSE American LLC

Shares of Class A common stock, par value $0.0001 per share, included as part of the units	ACAQ	NYSE American LLC

Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share	ACAQ WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on July 28, 2022, Athena Consumer Acquisition Corp., a Delaware corporation (“Athena”), entered into a Business Combination Agreement by and among Athena, Next.e.GO Mobile SE, a European company incorporated in Germany (“e.GO”), Next.e.GO B.V., a Dutch private limited liability company and a wholly-owned subsidiary of e.GO (“TopCo”), and Time is Now Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TopCo (“Merger Sub”), which was amended by that certain amendments dated September 29, 2022, June 29, 2023, July 18, 2023, August 25, 2023, September 8, 2023, and September 11, 2023 (as amended, the “Business Combination Agreement”).

On October 19, 2023 (the “Closing Date”), as contemplated by the Business Combination Agreement, Merger Sub merged with and into Athena, with Athena surviving as a wholly-owned subsidiary of TopCo (the “Merger”). Additionally, on the Closing Date, (i) TopCo issued to the holders of e.GO’s equity securities, including certain former convertible loan lenders of e.GO (the “e.GO Shareholders”), an aggregate of up to 79,019,608 newly issued ordinary shares, nominal value €0.12 per share, of TopCo (the “TopCo Shares”) inclusive of 30,000,000 shares, 20,000,000 of which will be unvested and subject to an earn-out over a certain period, while 10,000,000 shares will vest immediately as of the Closing Date and will be subject to a 12-month lock-up, in each case as described below (the “Earn-Out Shares”); (ii) TopCo changed its legal form from a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public limited liability company (naamloze vennootschap); (iii) the Merger effectuated, with Athena as the surviving company in the Merger (the “Surviving Company”) and in connection with the Merger, each share of Class A common stock par value $0.0001 of Athena (the “Athena Class A Common Stock”) and each issued and outstanding share of Class B common stock, par value $0.0001 per share, of Athena (the “Athena Class B Common Stock”) was converted into one share of common stock, par value $0.0001 per share, of the Surviving Company (the “Surviving Company Common Stock”); (iv) each of the resulting shares of Surviving Company Common Stock was automatically exchanged for one TopCo Share; and (v) each outstanding warrant to purchase a share of Athena Class A Common Stock (the “Athena Warrants”) was automatically cancelled and exchanged for 0.175 TopCo Shares per Athena Warrant, with any fractional entitlement being rounded down (the “Warrant Exchange”) ((i) through (v) together, the “Business Combination”).

On the Closing Date, after giving effect to the redemption of an aggregate of 784,880 shares of Athena Class A Common Stock in accordance with the terms of Athena’s Amended and Restated Certificate of Incorporation, as amended (“SPAC Redemptions”), the e.GO Shareholders receiving shares pursuant to the Business Combination Agreement own approximately 85% of the outstanding TopCo Shares, including the 20,000,000 unvested Earn-Out Shares which are approximately 21% of the outstanding TopCo Shares.

The description of the Business Combination Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the text of the Business Combination Agreement, which was filed as Exhibit 2.1 to Athena’s Current Report on Form 8-K filed on July 28, 2022, and the amendments to the Business Combination Agreement, which were filed as Exhibit 2.1 to Athena’s Current Reports on Form 8-K filed on October 3, 2022, July 6, 2023, July 19, 2023, August 8, 2023 and September 12, 2023, and Exhibit 2.2 to Athena’s Current Report on Form 8-K filed on September 12, 2023, respectively, each of which is incorporated by reference herein.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, Athena and Continental Stock Transfer & Trust Company (“Continental”) entered amendments (the “Warrant Amendments”) to the amended and restated public warrant agreement and the amended and restated private warrant agreement, each dated as of March 24, 2022, by and between Athena and Continental (the “Existing Warrant Agreements”), to provide for the Warrant Exchange.

The foregoing description of the New Warrant Agreements do not purport to be complete and is qualified in its entirety by reference to the text of the New Warrant Agreements, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto respectively and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Business Combination, the following material agreements of Athena terminated in accordance with their terms: (i) that certain Investment Management Trust Agreement, dated as of October 19, 2021, between Athena and Continental, pursuant to which Continental invested the proceeds of Athena’s initial public offering in a trust account and facilitated the SPAC Redemptions; (ii) that certain Administrative Support Agreement, dated as of October 19, 2021, between Athena and Athena Consumer Acquisition Sponsor LLC (the “Athena Sponsor”), pursuant to which the Athena Sponsor provided office space, utilities, and secretarial and administrative support to Athena for a fee of $10,000 per month; and (iii) the Letter Agreement, dated as of October 19, 2021, made in favor of Athena by each officer and director of Athena and the Athena Sponsor, which included covenants of such persons to vote in favor of Athena’s initial business combination and not to participate in the SPAC Redemptions, among other things.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the consummation of the Business Combination, on the Closing Date, Athena and TopCo notified the NYSE American LLC (“NYSE American”) that the certificate of merger relating to the Business Combination had been filed with the Secretary of State of the State of Delaware and that Athena’s outstanding securities had been converted into TopCo Shares, as described in Item 1.02 above. Athena and TopCo jointly requested that NYSE American delist Athena’s units, Athena Class A Common Stock , and Athena Warrants on October 19, 2023, and as a result, trading of Athena’s units, Athena Class A Common Stock , and Athena Warrants on NYSE American will be suspended before market open on October 20, 2023.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 and Item 3.01 above and Item 5.01 below of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Business Combination, a change in control of Athena occurred. Following the consummation of the Business Combination, Athena became a wholly owned subsidiary of TopCo.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In accordance with the terms of the Business Combination Agreement, and effective as of the Closing Date, each of Athena’s officers and directors resigned as a member of Athena’s board of directors and/or from each officer position previously held, as applicable. These resignations were not a result of any disagreement between Athena and the officers and directors on any matter relating to Athena’s operations, policies or practices.

Item 8.01 Other Events.

As previously disclosed, on October 10, 2023, Athena called a special meeting of its stockholders (the “Extension Meeting”), scheduled for October 20, 2023, to approve a proposed amendment to Athena’s Amended and Restated Certificate of Incorporation, as amended, to further extend the deadline date by which Athena has to consummate a business combination. Because the Business Combination was consummated on October 19, 2023, Athena determined that the Extension Meeting was no longer necessary, and therefore determined to cancel the Extension Meeting.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release issued by TopCo announcing the consummation of the Business Combination.

Pursuant to the securities purchase agreement to be entered into between TopCo and the purchaser (the “Securities Purchase Agreement”) relating to an unsecured subordinated convertible note maturing in 2028 (the “Note”), TopCo agrees to sell, and the purchaser agrees to purchase the Note for the aggregate amount of up to the lesser of (i) $25,000,000 and (ii) the product of (A) 1/0.925 and (B) the amount of the business combination expenses, as well as certain other expenses as detailed in the Securities Purchase Agreement. The Note shall be subject to an original issue discount equal to 7.5% of the principal amount of the Note to be paid under the Securities Purchase Agreement.

Creditors of certain business combination expenses will invest into the purchaser of the Note.

The material terms of the Notes are as follows: On the original issuance date interest shall begin accruing at 8.0% per annum based on the outstanding principal amount of the Note. Prior to the repayment in full in cash of the Senior IP Note, all interest due and payable in connection with the Note shall only be paid in ordinary shares of TopCo on each interest payment date. TopCo shall pay the holder the principal amount in monthly installments in increments of one-twelfth (1/12) of the original principal amount until the principal has been paid in full, or forfeited, prior to or on the maturity date or, if earlier, upon acceleration, conversion or prepayment of the Note in accordance with its terms. At the option of TopCo, the monthly payments shall be made in cash or in ordinary shares of TopCo, subject to further conditions set forth in the Note. Prior to the repayment in full in cash of the Senior IP Note, monthly payments may only be made in ordinary shares of TopCo. In connection with any monthly payment made in ordinary shares, the number of shares to be delivered shall be determined by dividing the monthly payment amount by the Amortization Conversion Price (as defined below). If the Amortization Conversion Price is less than the Conversion Floor (as defined below): (a) the relevant monthly payment shall be cancelled and be of no effect as if a request from the holder to pay the relevant monthly payment had never been made and (b) in cash if the Company is in material breach of its obligations under the Note.

The holder of the Note shall have the right on any business day to convert all or any portion of the Note on any conversion date (y) at the conversion price ($10.00, subject to adjustments) in any amount, and (z) at the Amortization Conversion Price up to an amount equal to 15% of the highest trading day value of TopCo’s ordinary shares on a daily basis during the 20 trading days preceding the conversion date, or a greater amount upon obtaining TopCo’s prior written consent.

Amortization Conversion Price means the lower of (i) the conversion price ($10.00, subject to adjustments), and (ii) a 8.0% discount to the lowest VWAP over the 20 trading days immediately preceding the applicable payment date or other date of determination. The Conversion Floor for any conversion prior to December 31, 2023, is $5.00, and for any conversion on or after January 1, 2024, is $0.25

Cash payments under the Note are generally subordinated to the claims of the lenders under the Senior IP Note.

TopCo will enter into a registration rights agreement with the holder of the Note. Under said agreement, TopCo shall file a registration statement on Form F-3 covering the resale of the registrable securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment to Amended and Restated Public Warrant Agreement, dated as of October 19, 2023, by and among Athena Consumer Acquisition Corp. and Continental Stock Transfer & Trust Company.

4.2	Amendment to Amended and Restated Private Warrant Agreement, dated as of October 19, 2023, by and among Athena Consumer Acquisition Corp. and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated October 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENA CONSUMER ACQUISITION CORP.

	By:	/s/ Jane Park
		Name:	Jane Park
		Title:	Chief Executive Officer

Dated: October 19, 2023

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